Exhibit 21.1

List of Subsidiaries

Name		State of Incorporation or Organization
1.	Buckhead Overlook, LLC	Georgia
2.	Comstock Acquisitions, L.C.	Virginia
3.	Comstock Aldie, L.C.	Virginia
4.	Comstock Barrington Park, L.C.	Virginia
5.	Comstock Bellemeade, L.C.	Virginia
6.	Comstock Belmont Bay 5, L.C.	Virginia
7.	Comstock Belmont Bay 89, L.C.	Virginia
8.	Comstock Blooms Mill II, L.C.	Virginia
9.	Comstock Brandy Station, L.C.	Virginia
10.	Comstock Carter Lake, L.C.	Virginia
11.	Comstock Cascades, L.C.	Virginia
12.	Comstock Communities, L.C.	Virginia
13.	Comstock Countryside, L.C.	Virginia
14.	Comstock Delta Ridge II, L.L.C.	Virginia
15.	Comstock East Capitol, L.L.C.	Virginia
16.	Comstock Emerald Farm, L.C.	Virginia
17.	Comstock Fairfax I, L.C.	Virginia
18.	Comstock Flynn’s Crossing, L.C.	Virginia
19.	Comstock Hamlets of Blue Ridge, L.C.	Virginia
20.	Comstock Holland Road, L.L.C.	Virginia
21.	Comstock Homes of Atlanta, LLC	Georgia
22.	Comstock Homes of North Carolina, L.L.C.	North Carolina
23.	Comstock Homes of Raleigh, L.L.C.	North Carolina
24.	Comstock Homes of Washington, L.C.	Virginia
25.	Comstock James Road, L.L.C.	Georgia
26.	Comstock Kelton II, L.C.	Virginia
27.	Comstock Lake Pelham, L.C.	Virginia
28.	Comstock Landing, L.L.C.	Virginia
29.	Comstock Loudoun Condos 1, L.C.	Virginia
30.	Comstock Massey Preserve, L.L.C.	Virginia
31.	Comstock North Carolina, L.L.C.	North Carolina
32.	Comstock Penderbrook, L.C.	Virginia
33.	Comstock Potomac Yard, L.C.	Virginia
34.	Comstock Realty, LLC	Georgia
35.	Comstock Ryan Park, L.C.	Virginia
36.	Comstock Sherbrooke, L.C.	Virginia
37.	Comstock Station View, L.C.	Virginia
38.	Comstock Summerland, L.C.	Virginia
39.	Comstock Wakefield, L.L.C.	Virginia
40.	Comstock Wakefield II, L.L.C.	Virginia
41.	Culpeper Commercial, L.C.	Virginia
42.	Highland Avenue Properties, LLC	Georgia
43.	Highland Station Partners, LLC	Georgia
44.	Mathis Partners, LLC	Georgia
45.	North Shore Raleigh II, L.L.C.	Virginia
46.	Post Preserve, LLC	Georgia
47.	Raleigh Resolution, L.L.C.	Virginia
48.	Settlement Title Services, L.L.C.	Virginia
49.	TCG Debt Fund II, L.C.	Virginia
50.	TCG Fund I, L.C.	Virginia
51.	Tribble Road Development, LLC	Georgia